Exhibit 14.1

CODE OF ETHICS FOR

EXECUTIVE OFFICERS AND SENIOR FINANCIAL EMPLOYEES

Ignite Restaurant Group, Inc. (the "Company") maintains a general Code of Business Conduct (the "General Code") applicable to all officers, employees and agents of the Company and its subsidiaries. The General Code covers ethical conduct, including conflicts of interest and compliance with law. In addition, the Chief Executive Officer ("CEO"), the Chief Financial Officer ("CFO"), the principal accounting officer or controller and each of their direct reports who have responsibility for the preparation of financial statements and disclosure of financial information, (the "Senior Financial Employees"),are subject to the following additional policies:

1.      All Senior Financial Employees shall exhibit and promote the highest standards of honesty and ethical business conduct including acting in good faith, responsibly, with due care, competence and diligence, without misrepresenting material facts or allowing their independent judgment to be subordinated. All Senior Financial Employees shall establish, maintain and support policies and procedures that encourage and reward professional integrity in all aspects of the Company's organization and shall ensure that an environment exists within the Company that eliminates inhibitions and barriers to responsible behavior, such as coercion, fear of reprisal or alienation from other employees within the Company.

2.       All Senior Financial Employees are responsible for full, fair, accurate, timely and understandable disclosures in the reports and documents that the Company files with, or submits to, the Securities and Exchange Commission and other regulators, and in other public communications made by the Company. Accordingly, it is the responsibility of each Senior Financial Employee promptly to bring to the attention of the CFO, the General Counsel or the Audit Committee of the Board of Directors any material information of which he or she may become aware that affects the disclosures made by the Company in its public filings and to otherwise assist in fulfilling the responsibilities as specified in the Company's policies and procedures regarding financial reporting and disclosure.

3.       Each Senior Financial Employee shall promptly bring to the attention the Audit Committee of the Board of Directors and either the CFO or the General Counsel any information he or she may have concerning (a) significant deficiencies or material weaknesses in the design or operation of internal controls over financial reporting that could adversely affect the Company's ability to record, process, summarize and report financial information or (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the

Company's financial reporting, disclosures or internal controls.

4.      Each Senior Financial Employee shall promptly bring to the attention of the General Counsel and the Audit Committee any information he or she may have concerning any violation of the Company's General Code, including any actual or apparent conflicts of interest between personal and professional relationships, involving any management or other employees who have a significant role in the Company's financial reporting, disclosures or internal controls.

5.       Each Senior Financial Employee shall endeavor to comply with all securities or other laws, rules or regulations of federal, state and local governments and other private and public regulatory authorities that are applicable to the Company and its operations. Each Senior Financial Employee shall promptly bring to the attention of the General Counsel and the Audit Committee any information he or she may have concerning evidence of a material violation of such laws, rules or regulations applicable to the Company and the operation of its business, by the Company or any employee or agent of the Company, or of violation of the General Code or of this Code of Ethics.

6.       The Board of Directors shall determine, or designate appropriate persons to determine, appropriate actions to be taken in the event of violations of the General Code or of this Code of Ethics by a Senior Financial Employee. Such actions shall be reasonably designed to deter wrongdoing and to promote accountability for adherence to the General Code and to this Code of Ethics, and shall include written notices to the individual involved that the Board has determined that there has been a violation, censure by the Board, demotion or re-assignment of the individual involved, suspension with or without employee benefits and termination of the individual's employment or such other action as the Board may determine is appropriate under the circumstances. In determining what action is appropriate in a particular case, the Board of Directors or such designee shall take into account all relevant information, including the nature and severity of the violation, whether the violation was a single occurrence or repeated occurrences, whether the violation appears to have been intentional or inadvertent, whether the individual in question had been advised prior to the violations of the proper course of action and whether or not the individual in question had committed other violations in the past.

7.       The Board of Directors or a committee thereof shall consider any request by a person subject to this Code of Ethics for a waiver or any amendment to this Code of Ethics. All such waivers or amendments shall be disclosed promptly as required by law, rule or regulation.

8.        Each Senior Financial Employee will annually sign a certification form indicating compliance with this Code of Ethics.

EXECUTIVE OFFICERS AND SENIOR FINANCIAL EMPLOYEE ANNUAL CODE OF ETHICS COMPLIANCE CERTIFICATE

In my capacity as an Executive Officer and/or Senior Financial Employee of Ignite Restaurant Group, Inc., I do hereby certify that I have adhered to and complied with the requirements of the Ignite Restaurant Group, Inc. Code of Ethics for Executive Officers and Senior Financial Employees in all material respects.

I further certify that I have not been granted a waiver of compliance with the Ignite Restaurant Group, Inc. Code of Ethics for Executive Officers and Senior Financial Employees.

Signature:

Printed Name:

Title:

Date: